UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 27, 2003

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 5.         Other Events.

On October 22, 2003, Nu Skin Enterprises agreed to repurchase approximately 10.8 million shares of common stock from certain members of the company’s original shareholder group. In a separate transaction, the same shareholder group negotiated a private sale of approximately 6.2 million additional shares of common stock. Closing conditions were subsequently met, and the transactions closed on October 27, 2003. The terms and conditions of the repurchase by the company were approved by a special committee of the company’s board of directors comprised solely of independent directors. The special committee engaged independent financial and legal advisors in connection with this transaction.

The following shareholders participated in the repurchase transaction with respect to shares directly or indirectly beneficially owned by them:

Blake M. Roney	Chairman of the Board, significant shareholder
Nedra D. Roney	significant shareholder
Steven Lund	former President and Chief Executive Officer
Brooke Roney	Director, Senior Vice President
Sandra Tillotson	Director, Senior Vice President, significant shareholder
R. Craig Bryson	significant shareholder
Kirk V. Roney	brother of Blake, Brooke and Nedra Roney

The purchase price for the shares was $12.95 per share, representing approximately a 6 percent discount to the closing price of $13.75 per share on October 22, 2003. The company has agreed to file a registration statement for the resale of the shares purchased by the third-party investors. In addition, the company negotiated the conversion, on a 1-to-1 basis, of all shares of super-voting Class B common stock into the publicly traded shares of Class A common stock, which will be the only class of shares outstanding going forward. The Class B Shares, held exclusively by the company's original shareholder group, enjoyed 10-to-1 voting rights, representing more than 90 percent of the voting power. As a result of these transactions, approximately 56 percent of the company's outstanding economic and voting interests are now publicly held, with the original shareholder group retaining approximately 44 percent. The company financed its portion of the transaction with $45 million from existing cash balances, approximately $20 million from its revolving credit facility and $75 million in new long-term debt. The long-term debt is U.S. dollar denominated, bears interest of approximately 4.5 percent per annum, and will be amortized over five to seven years.

The selling shareholders also agreed to restrictions preventing them from selling any of their remaining shares on the open market for two years. During the two-year selling restriction period, the company will have the right to purchase additional shares from the selling shareholders up to 30 percent of the total number of shares sold to the company and third-party investors at a similar discount to market. At the expiration of the two-year period, the shareholders have agreed to limit the number of shares they can sell on the open market.

The following table sets forth certain information regarding the beneficial ownership of the company’s Class A Common Stock and Class B Common Stock following the close of these transactions, by (i) each person (or group of affiliated persons) who is known by the company to own beneficially more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock, (ii) each of the company’s directors, (iii) each of the

Named Officers included in the company’s proxy statement filed in connection with its 2002 stockholders meeting, and (iv) all executive officers and directors of the company as a group.

	Class A Common Stock		Class B Common Stock
Directors, Executive Officers, 5% Stockholders	Number	%	Number	%
Blake M. and Nancy L. Roney(1)	10,617,369	15.1	--	--
Sandra N. Tillotson(2)	5,731,144	8.2	--	--
Brooke B. Roney(3)	1,000,001	1.4	--	--
Steven J. Lund(4)	2,037,332	2.9	--	--
M. Truman Hunt(5)	275,825	*	--	--
Daniel W. Campbell(6)	40,000	*	--	--
E.J. "Jake" Garn(6)	40,000	*	--	--
Paula F. Hawkins(6)	40,000	*	--	--
Andrew D. Lipman(7)	37,000	*	--	--
Jose Ferreira, Jr	2,500	*	--	--
Takashi Bamba(8)	133,000	*	--	--
Royce and Associates, LLC(9)	3,859,600	5.4	--	--

All directors and executive officers	18,713,494	26.6	--	--
as a group (21 persons) (10)

*Less than 1%

(1)

Includes 10,558,720 shares of Class A Common Stock held by a family limited liability company, in which Blake M. Roney has sole voting and investment control over 50% of such securities and may be deemed to share voting and investment control over the other 50% with his spouse, Nancy L. Roney. Also includes 58,648 shares of Class A Common Stock held indirectly by Blake M. Roney as trustee and with respect to which he has sole voting and investment power.

(2)

Includes 40,000 shares of Class A Common Stock held indirectly as co-trustee and with respect to which she shares voting and investment power; and 500,000 shares of Class A Common Stock held indirectly as manager of a limited liability company and with respect to which she has sole voting and investment power.

(3)

Includes 1,000,001 shares of Class A Common Stock held by a family limited liability company in which Mr. Roney retains voting and investment control over 50% of such securities and may be deemed to share voting and investment control with his spouse, Denise Roney, with respect to the other 50%.

(4)

Includes 1,950,498 shares of Class A Common Stock held by a family limited liability company, in which Steven J. Lund has sole voting and investment control over 50% of such securities and may be deemed to share voting and investment control over the other 50% with his spouse, Kalleen Lund. Also includes 86,833 shares of Class A Common Stock held indirectly by Steven J. Lund as trustee and with respect to which he has sole voting and investment power over 72,462 shares and shared voting and investment control over 14,371 shares.

(5)	Includes 129,500 shares of Class A Common Stock that may be acquired by Mr. Hunt pursuant to presently exercisable non-qualified stock options.

(6)	Includes 37,500 shares of Class A Common Stock that may be acquired by each of Mr. Campbell, Mr. Garn and Ms. Hawkins pursuant to presently exercisable non-qualified stock options.

(7)	Includes 32,500 shares of Class A Common Stock that may be acquired by Mr. Lipman pursuant to presently exercisable non-qualified stock options.

(8)	Includes 120,000 shares of Class A Common Stock that may be acquired by Mr. Bamba pursuant to presently exercisable non-qualified stock options.

(9)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Royce and Associates, LLC was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated February 4, 2003. The address of Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(10)	Includes 1,130,000 shares of Class A Common Stock that may be acquired upon exercise of presently exercisable non-qualified options.

A copy of the related Stock Repurchase Agreement, Registration Rights Agreement and form of Lock-up Agreement are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and each is incorporated by reference.

Item 7.         Financial Statements and Exhibits.

      (c)         Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Stock Repurchase Agreement dated as of October 22, 2003, by and among the company and certain of its shareholders

10.2	Registration Rights Agreement dated as of October 22, 2003, by and among the company and the third-party purchasers

10.3	Form of Lock-up Agreement executed by the third-party purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/  D. Matthew Dorny
D. Matthew Dorny
Vice President & General Counsel

Date: November 10, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Stock Repurchase Agreement dated as of October 22, 2003, by and among the company and certain of its shareholders

10.2	Registration Rights Agreement dated as of October 22, 2003, by and among the company and the third-party purchasers

10.3	Form of Lock-up Agreement executed by the third-party purchasers